Exhibit 99.3

RIOT BLOCKCHAIN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

 Riot Blockchain, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

On December 1, 2021, Riot Blockchain, Inc. (“we,” “us,” “our,” the “Company,” “Riot Blockchain, Inc.,” and “Riot”) entered into a Membership Interest Purchase (the “Membership Interest Purchase Agreement”) with Electrode Acquisition Corp., a wholly owned subsidiary of Riot (the “Riot Acquisition Entity”), Steven R. Ferrie and David P. Franzmann (collectively, the “Sellers”) and the seller representative party thereto, and completed the acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of Ferrie Franzmann Industries, LLC (d/b/a ESS Metron) (“ESS Metron”) (the “Acquisition”). We completed the Acquisition on December 1, 2021 (the “Acquisition Date”). The consideration payable to the Sellers for the Acquisition consisted of $25,000,000 in cash, subject to customary adjustments set forth in the Membership Interest Purchase Agreement (the “Cash Consideration”), and 715,413 shares of the common stock, no par value, of Riot (“Common Stock” and, such shares payable as a portion of the consideration for the Acquisition, the “Share Consideration”). At the closing of the Acquisition (the “Closing”), Riot paid to the Sellers the Cash Consideration and issued to the Sellers a portion of the Share Consideration consisting of 645,248 shares of Common Stock. The remainder of the Share Consideration, consisting of 70,165 shares of Common Stock (the “Holdback Share Consideration”), was withheld by Riot at the Closing as security for the Sellers’ indemnification obligations under the Membership Interest Purchase Agreement, and will be reduced by the value of the amount, if any, of applicable indemnifiable damages and issued to the Sellers after the date that is 18 months following the Closing, pursuant to the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement.

Separately, as disclosed in our 8-K/A filed on August 12, 2021, on April 8, 2021, Riot entered into a stock purchase agreement with Northern Data AG, a German stock corporation (the “Whinstone Seller”), and Whinstone US, Inc., a Delaware corporation and a wholly owned subsidiary of the Seller (“Whinstone”), which provided for Riot to acquire all of the issued and outstanding equity interests of Whinstone (the “Whinstone Acquisition”). We completed the Acquisition on May 26, 2021 (the “Whinstone Acquisition Date”). At the closing of the Acquisition, Riot paid to the Seller $80.0 million in cash, adjusted for net working capital and other items, and issued to the Seller 11,800,000 shares of Riot’s common stock, no par value. As part of cash at closing, net debt outstanding from Whinstone to its parent (Whinstone seller) totaling $38 million was repaid as part of cash paid and certain seller transaction costs were paid. The Company also agreed to pay Seller up to approximately $86 million in additional consideration when and if certain future power credits are realized by Whinstone. The Whinstone Acquisition met the definition of a significant business acquisition as defined by Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission Regulation S-X and as a result, Riot filed an 8-K/A on August 12, 2021, which included historical audited financial statements of Whinstone US, Inc. and unaudited pro forma condensed combined statements giving effect to the acquisition by Riot of Whinstone.

Because both the ESS Metron acquisition and the Whinstone Acquisition were deemed significant business acquisitions during the year ended December 31, 2021, we believe presenting the pro forma information required by Item 9.01 of Form 8-K on a disaggregated basis is most appropriate due to the material nature of each transaction.

The unaudited pro forma condensed combined financial statements (“pro forma financial information”) have been prepared based on the historical financial statements of Riot and Ferrie Franzmann Industries and are intended to provide you with information about how the Acquisition might have affected our historical financial statements. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, combine the historical consolidated statements of operations of Riot for the corresponding periods, derived from the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on November 15, 2021, Annual Report on Form 10-K filed with the SEC on March 31, 2021 and Current Report on Form 8-K/A filed with the SEC on August 12, 2021, with the respective historical statement of operations information of ESS Metron, which have been derived from the combined financial statements of Ferrie Franzmann Industries as indicated below as if the Acquisition had occurred on January 1, 2020. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines the historical unaudited condensed consolidated balance sheet of Riot, derived from the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021 and Current Report on Form 8-K/A filed with the SEC on August 12, 2021, and due to Ferrie Franzmann Industries’ reporting fiscal quarter end, the historical unaudited balance sheet of Ferrie Franzmann Industries as of October 2, 2021, as if the Acquisition had occurred on September 30, 2021.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

•	the historical unaudited financial statements of Riot for the nine months ended September 30, 2021, included in Riot’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021; and

•	the historical audited financial statements of Riot for the year ended December 31, 2020, included in Riot’s Annual Report on Form 10-K filed with the SEC on March 31, 2021; and
•	the unaudited pro forma condensed combined balance sheet of Riot Blockchain, Inc. as of March 31, 2021, the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021, and for the year ended December 31, 2020, and the notes related thereto, all giving effect to the acquisition by Riot Blockchain, Inc. of Whinstone US, Inc..

•	the audited combined financial statements of Ferrie Franzmann Industries as of and for the year ended December 31, 2020, and the notes related thereto, included in this Form 8-K at Exhibit 99.1; and

•	the unaudited combined financial statements of Ferrie Franzmann Industries as of and for the nine months ended October 2, 2021, and the notes related thereto, included in this Form 8-K at Exhibit 99.2.

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The unaudited pro forma condensed combined financial statements are presented using the acquisition method of accounting, with Riot as the acquirer. The unaudited pro forma condensed combined financial statements will differ from our final acquisition accounting for a number of reasons, including that our estimates of fair values of assets acquired, liabilities assumed and consideration transferred, are preliminary and subject to change during the measurement period when our formal valuation is finalized. The differences that will occur between the preliminary estimates and the final acquisition accounting could be material.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. They have been prepared in accordance with Article 11 of Regulation S-X of the SEC and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Acquisition as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Acquisition.

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 Riot Blockchain, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheets

As of September 30, 2021

(in thousands, except for share and per share amounts)	Riot as of September 30, 2021 (including the acquisition of Whinstone on May 26, 2021)	Transaction Accounting Adjustments (acquisition of Whinstone)	Notes	Pro Forma Combined (adjusted for acquisition of Whinstone)	ESS Metron as of October 2, 2021 (As Adjusted) (Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$57,880	$426	5.(a)., 5.(b).	$58,306	$3,342	$(37,515)	3, 4.(e)., 4.(g).	$24,133
Accounts receivable	3,632	—		3,632	9,952	(797)	4.(c).	12,787
Inventories and work in process	—	—		—	1,245	—		1,245
Costs and estimated earnings in excess of billings	—	—		—	10,948	—		10,948
Prepaid expenses and other current assets	1,552	—		1,552	245	—		1,797
Cryptocurrencies	102,313	—		102,313	—	—		102,313
Investment in marketable equity securities, at fair value	13,647	—		13,647	—	—		13,647
Total current assets	179,024	426		179,450	25,732	(38,312)		166,870
Property and equipment, net	200,751	—		200,751	3,478	1,127	4.(b).	205,356
Deposits	94,416	—		94,416	13	—		94,429
Long-term investments	310	—		310	—	—		310
Right of use assets	6,692	—		6,692	—	6,801	4.(e).	13,493
Derivative asset	37,773	—		37,773	—	—		37,773
Intangible assets, net	84,807	—		84,807	—	13,900	4.(a).	98,707
Goodwill	267,237	—		267,237	—	37,427	3, 4.(d).	304,664
Future power credits	83,397	—		83,397	—	—		83,397
Total assets	$954,407	$426		$954,833	$29,223	$20,943		$1,004,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,651	$—		$14,651	$7,847	$453	4.(c).	$22,951
Accrued expenses	7,252	—		7,252	1,007	—		8,259
Billings in excess of costs and estimated earnings	—	—		—	8,998	—		8,998
Warrany liability, current portion	—	—		—	30	—		30
Deferred revenue, current portion	2,546	—		2,546	—	—		2,546
Operating lease liability, current portion	1,125	—		1,125	—	573	4.(e).	1,698
Long-term debt, current portion	—	—		—	215	(215)	4.(g).	—
Total current liabilities	25,574	—		25,574	18,097	811		44,482

Deferred revenue, less current portion	20,256	—		20,256	—	—		20,256
Operating lease liability, less current portion	7,254	—		7,254	—	6,228	4.(e).	13,482
Long-term debt, less current portion	—	—		—	5,401	(5,401)	4.(g).	—
Contingent consideration liability - future power credits	83,397	—		83,397	—	—		83,397
Deferred tax liability	41,491	—		41,491	—	—		41,491
Other long-term liabilities	6,120	—		6,120	—	—		6,120
Warranty liability, less current portion	—	—		—	80	—		80
Affiliate payable	—	—		—	1,250	(1,250)	4.(c).	—
Total liabilities	184,092	—		184,092	24,828	388		209,308

Stockholders' equity
Preferred stock	11	—		11	—	—		11
Common stock	988,692	—		988,692	—	26,735	4.(h).	1,015,427
Additional paid-in capital	—	—		—	2,410	(2,410)	4.(h).	—
Retained earnings (accumulated deficit)	(218,388)	426	5.(a)., 5.(b).	(217,962)	1,985	(3,770)	4.(h).	(219,747)
Total stockholders' equity	770,315	426		770,741	4,395	20,555		795,691
Total liabilities and stockholders' equity	$954,407	$426		$954,833	$29,223	$20,943		$1,004,999

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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Riot Blockchain, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2021

(in thousands, except for share and per share amounts)	Riot Nine Months Ended September 30, 2021 (includes Whinstone from May 26, 2021)	Transaction Accounting Adjustments (acquisition of Whinstone)	Notes	Pro Forma Combined (adjusted for acquisition of Whinstone)	ESS Metron Nine Months Ended October 2, 2021 (As Adjusted) (Note 2)	Transaction Accounting Adjustments (acquisition of ESS Metron)	Notes	Pro Forma Combined
Revenue:
Revenue, net - cryptocurrency mining	$108,213	—		$108,213	$—	$—		$108,213
Revenue, net - data center hosting	14,067	—		14,067	—	—		14,067
Revenue, net - ESS Metron	—	—		—	44,439	(6,848)	4.(c).	37,591
Other revenue	73	—		73	—	—		73
Total revenue	122,353	—		122,353	44,439	(6,848)		159,944

Costs and expenses:
Cost of revenues, cryptocurrency mining (exclusive of depreciation and amortization shown below)	29,893	—		29,893	—	—		29,893
Cost of revenues, data center hosting (exclusive of depreciation and amortization shown below)	16,317	—		16,317	—	—		16,317
Cost of revenues, ESS Metron (exclusive of depreciation and amortization shown below)	—	—		—	36,207	(4,685)	4.(c).	31,522
Acquisition-related costs	18,894	—		18,894	—	—		18,894
Selling, general and administrative	47,971	(75)	5.(a).	47,896	5,459	275	4.(e).	53,630
Depreciation and amortization	20,791	—		20,791	502	1,089	4.(a)., 4.(b).	22,382
Change in fair value of derivative asset	(27,456)	—		(27,456)	—	—		(27,456)
Change in fair value of contingent consideration	444	—		444	—	—		444
Impairment of cryptocurrencies	17,507	—		17,507	—	—		17,507
Total costs and expenses	124,361	(75)		124,286	42,168	(3,321)		163,133
Operating income (loss)	(2,008)	75		(1,933)	2,271	(3,527)		(3,189)

Other income (expense):
Interest income	295	—		295	—	—		295
Interest expense	—	351	5.(b).	351	(185)	185	4.(g).	351
Other income (expense)	1,425	—		1,425	1	—		1,426
Realized gain on sale of long-term investment	26,260	—		26,260	—	—		26,260
Realized gain on sale/exchange of cryptocurrencies	94	—		94	—	—		94
Unrealized loss on marketable equity securities	(10,812)	—		(10,812)	—	—		(10,812)
Total other income (expense)	17,262	351		17,613	(184)	185		17,614

Deferred income tax expense	(3,730)	—		(3,730)	(103)	—		(3,833)

Net income (loss)	$11,524	$426		$11,950	$1,984	$(3,342)		$10,592

Basic net income (loss) per share	$0.13			$0.13				$0.13
Diluted net income (loss) per share	$0.13			$0.13				$0.13

Basic weighted average number of shares outstanding	89,350,180			89,350,180		645,248	3.	89,995,428
Diluted weighted average number of shares outstanding	89,896,374			89,896,374		645,248	3.	90,541,622

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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Riot Blockchain, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2020

(in thousands, except for share and per share amounts)	Riot	Whinstone	Transaction Accounting Adjustments (acquisition of Whinstone)	Notes	Pro Forma Combined (adjusted for acquisition of Whinstone)	ESS Metron (As Adjusted) (Note 2)	Transaction Accounting Adjustments (acquisition of ESS Metron)	Notes	Pro Forma Combined
Revenue:
Revenue, net - cryptocurrency mining	$11,984	$—	$—		$11,984	$—	$—		$11,984
Revenue, net - data center hosting	—	11,815	—		11,815	—	—		11,815
Revenue, net - ESS Metron	—	—	—		—	50,228	(516)	4.(c).	49,712
Other revenue	97	—	—		97	—	—		97
Total revenue	12,081	11,815	—		23,896	50,228	(516)		73,608

Costs and expenses:
Cost of revenues, cryptocurrency mining (exclusive of depreciation and amortization shown below)	6,251	—	—		6,251	—	—		6,251
Cost of revenues, data center hosting (exclusive of depreciation and amortization shown below)	—	22,596	468	5.(c).	23,064	—	—		23,064
Cost of revenues, ESS Metron (exclusive of depreciation and amortization shown below)	—	—	—		—	41,273	(218)	4.(c).	41,056
Acquisition-related costs	—	—	18,342	5.(d).	18,342	—	2,096	4.(f).	20,438
Selling, general and administrative	10,251	7,620	168	5.(a).	18,039	7,816	315	4.(e).	26,170
Depreciation and amortization	4,494	2,664	13	5.(c).	7,171	517	1,452	4.(a)., 4.(b).	9,141
Impairment of long-term investment	9,413	—	—		9,413	—	—		9,413
Impairment of cryptocurrencies	989	—	—		989	—	—		989
Derivative power transactions expense (income)	—	(3,110)	—		(3,110)	—	—		(3,110)
Total costs and expenses	31,398	29,770	18,991		80,159	49,606	3,646		133,411
Operating income (loss)	(19,317)	(17,955)	(18,991)		(56,263)	622	(4,162)		(59,803)

Other income (expense):
Reversal of registration rights penalty	1,358	—	—		1,358	—	—		1,358
Gain (loss) on sale of equipment	29	—	—		29	—	—		29
Interest expense - related party	—	(408)	408	5.(b).	—	—	—		—
Interest income	85	120	—		205	—	—		205
Interest expense	—	(1,161)	—		(1,161)	(252)	252	4.(g).	(1,161)
Other income (expense)	(6)	—	—		(6)	2,392	—		2,386
Realized gain on sale/exchange of cryptocurrencies	5,184	—	—		5,184	—	—		5,184
Total other income (expense)	6,650	(1,449)	408		5,609	2,140	252		8,001

Deferred income tax expense	—	—	—		—	(81)	—		(81)

Net income (loss)	$(12,667)	$(19,404)	$(18,583)		$(50,654)	$2,681	$(3,910)		$(51,883)

Net (income) loss attributable to non-controlling interest	(7)	—	—		(7)	—	—		(7)

Net (income) loss attributable to Riot Blockchain	$(12,674)	$(19,404)	$(18,583)		$(50,661)	$2,681	$(3,910)		$(51,890)

Basic and diluted net income (loss) per share	$(0.30)				$(0.94)				$(0.95)

Basic and diluted weighted average number of shares outstanding	41,976,704		11,800,000		53,776,704		645,248	3.	54,421,952

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of ESS Metron, which have been derived from the combined financial statements of Ferrie Franzmann Industries and has been prepared as if our acquisition of ESS Metron had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, combine our historical condensed consolidated statements of operations with Ferrie Franzmann Industries’ historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2020.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Riot management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from ESS Metron based on preliminary estimates of fair value. The final allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, or other restructurings that could result from the Acquisition.

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Note 2. Adjustment to historical Ferrie Franzmann Industries financial statements

The historical combined balance sheet of Ferrie Franzmann Industries as of October 2, 2021, has been revised on a pro forma basis to reflect the removal of Tecknit Shielding System, Inc. (“TSSI”), which Riot did not purchase in the Acquisition, to reflect only the balance sheet of ESS Metron, the entity that Riot acquired. TSSI had no significant operations as of or for the nine-month period ended October 2, 2021 and for the year ended December 31, 2020. Its operating assets and liabilities consist primarily of real property and buildings used by ESS Metron, and intercompany balances. The impact on the Ferrie Franzmann Industries’ historical balance sheet as of October 2, 2021, is as follows:

(In thousands)	Ferrie Franzmann Industries (Historical)	TSSI (Historical)	ESS Metron (As Adjusted)
ASSETS
Current assets
Cash and cash equivalents	$3,342	$—	$3,342
Accounts receivable	9,952	—	9,952
Inventories and work in process	1,245	—	1,245
Costs and estimated earnings in excess of billings	10,948	—	10,948
Prepaid expenses and other current assets	245	—	245
Total current assets	25,732	—	25,732
Property and equipment, net	4,482	1,004	3,478
Deposits	13	—	13
Total assets	$30,227	$1,004	$29,223

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,847	$—	$7,847
Accrued expenses	1,007	—	1,007
Billings in excess of costs and estimated earnings	8,998	—	8,998
Warranty liability, current portion	30	—	30
Long-term debt, current portion	215	—	215
Total current liabilities	18,097	—	18,097
Long-term debt, less current portion	5,401	—	5,401
Warranty liability, less current portion	79	—	79
Affiliate payable	—	(1,250)	1,250
Total liabilities	23,577	(1,250)	24,827

Stockholders' equity
Additional paid-in capital	—	(2,410)	2,410
Retained earnings (accumulated deficit)	6,650	4,665	1,985
Total stockholders' equity	6,650	2,255	4,395
Total liabilities and stockholders' equity	$30,227	$1,004	$29,223

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The impact on the Ferrie Franzmann Industries’ historical combined statement of income for the nine months ended October 2, 2021, is as follows:

(In thousands)	Ferrie Franzmann Industries (Historical)	TSSI (Historical)	ESS Metron (As Adjusted)
Revenue, net – ESS Metron	$44,439	$—	$44,439

Costs of revenues, ESS Metron (exclusive of depreciation and amortization shown below)	35,981	(226)	36,207
Selling, general and administrative	6,014	555	5,459
Depreciation and amortization	—	(502)	502
Total costs and expenses	41,995	(173)	42,168
Operating income (loss)	2,444	173	2,271

Other income (expense):
Other income	1	—	1
Interest expense	(185)	—	(185)
Total other income (expense)	(184)	—	(184)

Income tax expense	(103)	—	(103)

Net income (loss)	$2,157	$173	$1,984

The impact on the Ferrie Franzmann Industries’ historical combined statement of income for the year ended December 31, 2020, is as follows:

(In thousands)	Ferrie Franzmann Industries (Historical)	TSSI (Historical)	ESS Metron (As Adjusted)
Revenue, net – ESS Metron	$50,228	$—	$50,228

Costs of revenues, ESS Metron (exclusive of depreciation and amortization shown below)	40,972	(301)	41,273
Selling, general and administrative	8,404	588	7,816
Depreciation and amortization	—	(517)	517
Total costs and expenses	49,376	(230)	49,606
Operating income (loss)	852	230	622

Other income (expense):
Interest expense	(252)	—	(252)
Other income (expense)	2,392	—	2,392
Total other income (expense)	2,140	—	2,140)

Income tax expense	(81)	—	(81)

Net income (loss)	$2,911	$230	$2,681

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Note 3. Preliminary Purchase Consideration and Related Allocation

Pursuant to the Agreement, Riot paid to the Seller $25.0 million in cash, (plus $5.3 million of net working capital and other adjustments) and agreed to issue to the Seller 715,413 shares of Riot’s common stock, no par value. At the closing of the Acquisition, Riot paid to the Sellers the Cash Consideration and issued to the Sellers a portion of the Share Consideration consisting of 645,248 shares of Common Stock. The remainder of the Share Consideration, consisting of 70,165 shares of Common Stock (the “Holdback Share Consideration”), was withheld by Riot at the Closing as security for the Sellers’ indemnification obligations under the Membership Interest Purchase Agreement, and will be reduced by the value of the amount of applicable indemnifiable damages and issued to the Sellers after the date that is 18 months following the Closing, pursuant to the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement. The following table summarizes the components of the purchase consideration transferred (in thousands):

Purchase Consideration:

Cash (including $3.7 million of certain Seller transaction costs)	$30,116
Common stock (645,248 shares at $37.37 per share)	24,113
Holdback Share Consideration (70,165 shares at $37.37 per share)	2,622
$56,851

The pro forma cash utilized in the transaction totaled $30.1 million, consisting of the net purchase cash of $26.4 million plus closing expenses of $3.7 million.

The Acquisition will be accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the net assets acquired, based on their fair values as of the date of the Acquisition. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information. These amounts are preliminary and subject to revision based on final determination of fair value and the final allocation of the purchase price to the assets and liabilities of ESS Metron, and the revisions could be material. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill. The Company expects to finalize the valuation of acquired assets and liabilities assumed, and consideration transferred, as soon as practicable but not later than one year from the acquisition date.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date (in thousands):

Purchase Price Allocation:
Cash and cash equivalents	$3,344
Accounts receivable	9,952
Inventories and work in process	1,246
Costs and estimated earnings in excess of billings	10,948
Prepaid and other current assets	258
Property and equipment	4,603
Intangible assets	13,900
Right of use asset	6,714
Accounts payable	(7,847)
Accrued expenses	(1,007)
Billings in excess of costs and estimated earnings	(8,998)
Operating lease liabilities	(6,714)
Warranty liability	(109)
Long-term debt, current portion	(215)
Long-term debt, less current portion	(5,401)
Affiliate payable	(1,250)

Total identifiable assets and liabilities acquired	19,422

Goodwill (1)	37,427

Total purchase consideration	$56,851

(1)	Goodwill represents the excess of Purchase Consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. Goodwill is attributable to the assembled workforce of experienced personnel at ESS Metron and synergies expected to be achieved from the combined operations of Riot and ESS Metron.

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Note 4. Transaction Accounting Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)

The pro forma adjustment of $13.9 million to intangible assets reflects the identifiable intangible assets acquired, consisting of customer relationships, trademark and UL Listings. Customer relationships are assigned an estimated useful life of approximately 10 years based on the low attrition of the customer base, in part due to the customized nature of the Company’s products. Fair value of the customer relationships was estimated by applying an income approach – multi period excess earnings method. The fair value was determined by calculating the present value of estimated future operating cash flows generated from the existing customers less costs to realize the revenue. The Company applied a discount rate of 21%, which reflected the nature of the assets as they relate to the risk and uncertainty of the estimated future operating cash flows. Other significant assumptions used to estimate the fair value of the customer contracts include an assumed income tax rate of 25%.

The trademark was assigned a 10-year life due to the Company obtaining more data center customers where the longevity of the projects may be shorter than have been historically. Fair value of the trademark was estimated by applying the relief from royalty rate method. The fair value was determined by applying an estimated royalty rate to revenues, measuring the value the Company would pay in royalties to a market participant if it did not own the trademark and had to license it from a third party.

UL Listings were assigned a 12-year life. Although the UL Listing certifications do not expire, due to technological improvements in similar products, particularly in the data center industry, a 12-year life was assumed. Fair value of the UL Listings was estimated by applying an estimated developer’s profit margin of approximately 4.5% to estimated costs to be incurred over an estimated six months to re-acquire the UL Listings. The Company applied a discount rate of 15%, which reflected the short time necessary to re-acquire the asset.

The straight-line amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited statements of operations at the rate of approximately $0.3 million per quarter.

(b)

The pro forma adjustment of $1.1 million to property and equipment, net reflects an adjustment to estimated fair value. The associated pro forma adjustment to record the recognition of new depreciation expense based on the fair value of the property and equipment at its estimated remaining useful lives calculated on a straight-line basis is reflected as a pro forma adjustment in the unaudited statements of operations at the rate of approximately $0.1 million per quarter.

(c)

Whinstone, a wholly-owned subsidiary of Riot, is a customer of ESS Metron. The pro forma adjustments of $0.8 million to accounts receivable and accounts payable eliminate the balance due from Whinstone to ESS Metron for purchases in the ordinary course of business. The pro forma adjustment of $6.8 million to revenue, net – ESS Metron and $4.7 million to cost of revenues, ESS Metron (exclusive of depreciation and amortization shown below) for the nine months ended September 30, 2021, eliminate the revenue and cost of revenue from ESS Metron’s historical financial statements for sales to Whinstone for what would have been intercompany profits had both entities been consolidated. For the year ended December 31, 2020, the pro forma adjustments were $0.5 million to revenue, net – ESS Metron and $0.2 million to cost of revenues, ESS Metron (exclusive of depreciation and amortization shown below).

(d)	The goodwill arising from the Acquisition will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event that Riot determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is not deductible for tax purposes.

(e)	The pro forma adjustments to other long-term assets, other current liabilities and other long-term liabilities include the right of use assets from acquired leases and the associated amortization to reflect as if ESS Metron had adopted ASU 2016-02, Leases (Topic 842). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by the fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. The standard was effective for Riot on January 1, 2019, but since ESS Metron was not a public business enterprise (more specifically, it was a private company), it was not required to adopt the guidance until the acquisition by Riot, when the lease classification was assessed.

(f)	The transaction expenses totaling approximately $2.1 million is recorded as a pro forma adjustment in the pro forma combined statement of operations as acquisition-related costs for the year ended December 31, 2020. For the pro forma balance sheet as of September 30, 2021, the transaction expenses totaling approximately $1.8 million is recorded as a use of cash and as an increase in the accumulated deficit.

(g)	The pro forma adjustments to long-term debt, current portion and long-term debt, less current portion reflect the payoff of the third-party note payable by the Seller subsequent to September 30, 2021 but prior to December 1, 2021. The pro forma adjustments to interest expense totaling $0.2 million and $0.3 million, for the periods ended September 30, 2021 and December 31, 2020, respectively, eliminate the interest paid since the debt was paid in full.

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(h)	The pro forma adjustments to stockholders’ equity are as follows:

(In thousands)	Common stock	Additional paid-in capital	Retained earnings (deficit)

Value of Riot common shares issued in acquisition	$26,735	$—	$—
Accrual of transaction fees and expenses	—	—	(1,785)
Elimination of ESS Metron historical members’ capital	—	(2,410)	(1,985)

	$26,735	$(2,410)	$(3,770)

Note 5. Whinstone Transaction Accounting Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	The pro forma adjustments to cash and selling, general and administrative expense eliminates the $15 thousand per month management fees Whinstone was historically required to pay to its parent, the Whinstone Seller.

(b)

The pro forma adjustments to cash and interest expense eliminates the interest paid to the Whinstone Seller since the debt was paid in full as provided in the purchase agreement, in connection with the closing of the Whinstone Acquisition on May 26, 2021.

(c)

The pro forma adjustments to cost of revenues (exclusive of depreciation and amortization shown below) include the amortization of the right of use assets from acquired leases and the associated amortization to reflect as if Whinstone had adopted ASU 2016-02, Leases (Topic 842). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by the fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. The standard was effective for Riot on January 1, 2019, but since Whinstone was not a public business enterprise (more specifically, it was a private company), it was not required to adopt the guidance until the acquisition by Riot, when the lease classification was assessed.

(d)	The transaction expenses totaling approximately $18 million is recorded as a pro forma adjustment in the pro forma combined statement of operations as of January 1, 2020, as selling, general and administrative expense for the year ended December 31, 2020.

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